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                                                                   EXHIBIT 10.12

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

As an executive associate of Limited Too, Inc. (the "Company"), I have access to trade secrets and other confidential or proprietary information ("Confidential Information") of the Company. I may also originate or develop Confidential Information in connection with the performance of my duties with the Company. I understand that all of such Confidential Information as well as any inventions, designs or innovations that I conceive or devise from my use of the Company's time, equipment, facilities and support services belong exclusively to the Company, and that it may not be used for my personal benefit, the benefit of a competitor, or for the benefit of any person or entity other than the Company.

THEREFORE, in consideration of special compensation, in the form of the 1999 Too, Inc. stock option award to receive options to acquire 24,000 shares of the common stock of Too, Inc. pursuant to the terms of the agreement to be delivered on or about the date that Limited Too becomes an independent company, and in recognition of the highly competitive nature of the business conduct by the Company, I agree as follows:

         1. I will at all times during my employment with the Company and thereafter faithfully hold the Company's Confidential Information in the strictest confidence, and I will use my best efforts and highest diligence to guard against its disclosure to anyone other than as expressly required in the performance of my duties to the Company. I understand that Confidential Information includes, among other things, any information and materials pertaining to products, designs, formulas, packaging or processes, and developments or improvements relating to them; licensing, sourcing, manufacturing, merchandising, packaging plans and techniques; advertising, marketing and promotional plans and policies; distribution or sales plans and methods; technical and business procedures or strategies; sales, profit or other financial information; relationships between the Company and any of its customers, suppliers or employees; stores and real estate; and the salaries, compensation, performance history or any other personnel information relating to employees of the Company. "Confidential Information" does not include information that, now or in the future, is generally available to the public (other than through improper disclosure by me) or information acquired from a third party who had authority to disclose it.

         2. Upon my separation from the Company, regardless of the reason for my separation, I will return to the Company all documents and other materials of any kind that contain Confidential Information.

         3. If I leave the Company for any reason whatsoever, then for a period of twelve (12) months after my separation from the Company, I will not directly or indirectly solicit, induce or attempt to influence any associate to leave the employment of the Company, nor will I in any way assist anyone else in doing so.
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         4. I understand that my employment with the Company is and at all times shall be "at will," which means that either the Company or I may terminate my employment at any time, for any reason or for no reason. However, if my employment with the Company is terminated by the Company for reasons other than for cause as defined below, I understand that the Company will continue to pay me my weekly base salary for a period of fifty-two (52) weeks, minus the deductions required by law and subject to a deduction for any salary or compensation that I earn from other employment or self-employment during the time period in question, regardless of when such amount is payable. Cause for termination of my employment shall exist in the event I: (1) willfully fail to perform my duties with the Company (other than a failure resulting from my incapacity due to physical or mental illness); or (2) plead "guilty" or "no contest" to or am convicted of an act which is defined as a felony under federal or state law; or (3) engage in willful misconduct in bad faith which could reasonably be expected to materially harm the Company's business or its reputation.

         5. If I decide to resign my employment with the Company, I understand the company requests that I provide a thirty (30) day prior written notice.

         6. If I leave the Company for any reason, I will not, for a period of twelve (12) months after my separation from the Company, directly or indirectly, work for or contribute to the efforts of any business organization that competes, or plans to compete, with the Company or its products.

         7. This Agreement will be governed by and interpreted in accordance with Ohio law.



Date:
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                                                   Sally Boyer


                                       LIMITED TOO, INC.

Date:                                  By:
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                                       Vice President, Human Resources